UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 542-3130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On May 8, 2017, CareTrust REIT, Inc. (the “Company”) issued a press release announcing that its wholly owned subsidiaries CTR Partnership, L.P. and a corporate co-issuer, CareTrust Capital Corp. (together, the “Issuers”) intend to offer, subject to market and other conditions, $300.0 million in aggregate principal amount of unsecured senior notes due 2025 (the “New Notes”) in an underwritten public offering. The Company intends to use a portion of the net proceeds from the offering of the New Notes to pay the redemption price and related expenses, for the Redemption (as defined below). The Company intends to use any remaining net proceeds to repay borrowings outstanding under its revolving credit facility and for general corporate purposes, including acquisitions.

On May 8, 2017, the Issuers gave conditional notice of optional full redemption pursuant to the Indenture, dated as of May 30, 2014 (as amended, supplemented, or otherwise modified, the “Indenture”), by and among the Issuers, the guarantors party thereto and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), that, subject to the satisfaction of specified conditions precedent, the Company has elected to redeem (the “Redemption”), on June 7, 2017 (the “Redemption Date”) all of the outstanding 5.875% Senior Notes due 2021 (the “2021 Notes”).

The redemption price with respect to any redeemed 2021 Note will be equal to 102.938% of the principal amount of such 2021 Note, plus accrued and unpaid interest thereon up to, but not including, the Redemption Date. The Redemption is subject to and conditioned upon the Issuers deposit with the Trustee of funds from one or more debt financing transactions in an amount sufficient to pay the redemption price plus accrued and unpaid interest thereon up to, but not including, the Redemption Date (the “Financing Condition”). The Redemption will not occur in the event that the Financing Condition has not been satisfied or waived by the Issuers.

A copy of the press release and the conditional notice of optional full redemption is furnished with this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

This Current Report on Form 8-K does not constitute an offer to sell, the solicitation of an offer to buy, an offer to purchase or a solicitation of an offer to sell any securities, including the New Notes or the 2021 Notes, nor shall it constitute an offer, solicitation, sale or purchase in any jurisdiction in which such offer, solicitation, sale or purchase is unlawful. This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture.

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s and the Issuers’ intent, belief or expectations, including, but not limited to, statements regarding: the intention to consummate the offering of the New Notes and the Redemption. These statements are based on the Company’s and the Issuers’ current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company and the Issuers believe that the assumptions underlying the forward-looking statements are reasonable, it can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s and the Issuers’ expectations include, but are not limited to their ability to consummate the offering of the New Notes or meet the Financing Condition and any additional factors identified in the Company’s filings with the Securities and Exchange Commission, including those in its Annual Report on Form 10-K for the year ended December 31, 2016 under the heading entitled “Risk Factors.” The Company and the Issuers expressly disclaim any obligation to update or revise any information in this Current Report on Form 8-K, including forward-looking statements, whether to reflect any change in their expectations, any change in events, conditions or circumstances, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company related to the New Notes offering issued May 8, 2017.

99.2	Conditional Notice of Optional Full Redemption related to the 2021 Notes issued May 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2017	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
William M. Wagner
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company related to the New Notes offering issued May 8, 2017.

99.2	Conditional Notice of Optional Full Redemption related to the 2021 Notes issued May 8, 2017.